Exhibit 5.1 SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships. September 18, 2023 Jones Lang LaSalle Incorporated 200 East Randolph Drive Chicago, Illinois 60601 Re: Registration Statement on Form S-3 Ladies and Gentlemen: We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Jones Lang LaSalle Incorporated, a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (iii) debt securities of the Company (the “Debt Securities”), which may be unsecured or secured, senior, subordinated or junior subordinated debt securities, and which may be convertible into shares of Common Stock, Preferred Stock or Depositary Shares; (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (the “Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company (“Subscription Rights”); (vi) purchase contracts (the “Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from the holders thereof, Common Stock, Preferred Stock or Debt Securities at a future date or dates; and 4861-8377-6370v.11

Jones Lang LaSalle Incorporated September 18, 2023 Page 2 (vii) purchase units (the “Purchase Units”), each representing ownership of a Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including United States Treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase the securities under the applicable Purchase Contract. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights, the Purchase Contracts and the Purchase Units are collectively referred to herein as the “Securities.” Unless otherwise specified in the applicable prospectus supplement: (1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary”); (2) the Debt Securities will be issued under the indenture dated as of November 9, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement; (3) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); (4) the Subscription Rights will be issued under a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a subscription rights agent (the “Subscription Rights Agent”); and (5) the Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Purchase Contract Agent”); in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We have examined the Registration Statement, the exhibits thereto, the Articles of Restatement of the Company, as amended to the date hereof (the “Charter”), the Third Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined

Jones Lang LaSalle Incorporated September 18, 2023 Page 3 originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that: 1. The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Shares”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Underlying Preferred Shares and authorizing the issuance and sale of such Underlying Preferred Shares; (v) all necessary actions relating to such series of Underlying Preferred Shares and the appropriate Articles Supplementary to the Charter (the “Articles Supplementary”) relating to such series of Underlying Preferred Shares shall have been taken or made effective, as applicable, such that the Underlying Preferred Shares shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable; (vi) certificates representing such series of Underlying Preferred Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Underlying Preferred Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Charter, the Bylaws, the Resolutions and applicable Maryland law; and (vii) the

Jones Lang LaSalle Incorporated September 18, 2023 Page 4 depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor. 2. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the requisite number of shares of Common Stock or Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for shares of Common Stock, all necessary actions relating to such shares of Common Stock shall have been taken such that such shares of Common Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable; (vi) if such Warrants are exercisable for shares of Preferred Stock, all necessary actions relating to such series of Preferred Stock and the appropriate Articles Supplementary relating to such series of Preferred Stock shall have been taken or made effective, as applicable, such that such shares of Preferred Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable, and the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock; (vii) if such Warrants are exercisable for Depositary Shares, the actions described in paragraph 1 above shall have been taken; (viii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 3 below shall have been taken; and (ix) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor. 3. The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of

Jones Lang LaSalle Incorporated September 18, 2023 Page 5 Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or written order of the Company establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (iv) a supplemental indenture or written order of the Company establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by a duly authorized officer of the Company (in the case of such a written order of the Company), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Resolutions and the Indenture; (v) if such Debt Securities are convertible into shares of Common Stock, all necessary actions relating to such shares of Common Stock shall have been taken such that such shares of Common Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable; (vi) if such Debt Securities are convertible into shares of Preferred Stock, all necessary actions relating to such series of Preferred Stock and the appropriate Articles Supplementary relating to such series of Preferred Stock shall have been taken or made effective, as applicable, such that such shares of Preferred Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable, and the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock; (vii) if such Debt Securities are convertible into Depositary Shares, the actions described in paragraph 1 above shall have been taken; and (viii) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or written order of the Company, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor. 4. The Subscription Rights will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Subscription Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Subscription Rights Agreement relating to such Subscription Rights shall have been duly

Jones Lang LaSalle Incorporated September 18, 2023 Page 6 authorized, executed and delivered by the Company and duly executed and delivered by the Subscription Rights Agent named in the Subscription Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law authorizing the execution, delivery, issuance and sale of such Subscription Rights; (v) if such Subscription Rights are exercisable for shares of Common Stock, all necessary actions relating to such shares of Common Stock shall have been taken such that such shares of Common Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable; (vi) if such Subscription Rights are exercisable for shares of Preferred Stock, all necessary actions relating to such series of Preferred Stock and the appropriate Articles Supplementary relating to such series of Preferred Stock shall have been taken or made effective, as applicable, such that such shares of Preferred Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable, and the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock; (vii) if such Subscription Rights are exercisable for Debt Securities, the actions described in paragraph 3 above shall have been taken; and (viii) certificates representing such Subscription Rights shall have been duly executed, countersigned and registered in accordance with the Subscription Rights Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Subscription Rights Agreement against payment of the agreed consideration therefor. 5. The Purchase Contracts will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Purchase Contract Agreement relating to such Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Purchase Contract Agent named in the Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law authorizing the execution, delivery, issuance and sale of such Purchase Contracts; (v) if such Purchase Contracts relate to the issuance and sale of shares of Common Stock, all necessary actions relating to such shares of Common Stock shall have been taken such that such shares of Common Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable; (vi) if such Purchase Contracts relate to the issuance and sale of shares of Preferred Stock, all necessary actions relating to such series of Preferred Stock and the appropriate Articles Supplementary relating to such series of Preferred Stock shall have been taken or made effective, as applicable, such that such shares of Preferred Stock shall be duly authorized and,

Jones Lang LaSalle Incorporated September 18, 2023 Page 7 when issued, shall be validly issued, fully paid and nonassessable, and the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock; (vii) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; and (viii) certificates representing such Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Purchase Contract Agreement against payment of the agreed consideration therefor. 6. The Purchase Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law authorizing the execution, delivery, issuance and sale of such Purchase Units; (iv) if such Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (v) if such Purchase Units relate to the issuance and sale of shares of Preferred Stock, all necessary actions relating to such series of Preferred Stock and the appropriate Articles Supplementary relating to such series of Preferred Stock shall have been taken or made effective, as applicable, such that such shares of Preferred Stock shall be duly authorized and, when issued, shall be validly issued, fully paid and nonassessable, and the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws, the Resolutions and applicable Maryland law establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock; (vi) the actions described in paragraph 5 above shall have been taken; and (vii) certificates representing such Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor. Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, in each case, whether by operation of law, contract, judicial or regulatory action or otherwise. Our opinions are also subject to (i) provisions of law which

Jones Lang LaSalle Incorporated September 18, 2023 Page 8 may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency. For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities: (i) the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the Deposit Agreement, the Warrant Agreement, each supplemental indenture to the Indenture or written order of the Company under the Indenture, as the case may be, establishing the form and terms of the Debt Securities of each series, the Subscription Rights Agreement and the Purchase Contract Agreement, as applicable, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter or Bylaws, (B) violate any applicable Maryland law or any other law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (v) the Company will have a number of authorized and unissued shares of Common Stock and Preferred Stock sufficient to provide for the issuance of all shares of Common Stock and Preferred Stock issued pursuant to the transactions contemplated above and issuable upon exercise of any Warrants, Subscription Rights, Purchase Contracts or Purchase Units, as applicable.

Jones Lang LaSalle Incorporated September 18, 2023 Page 9 We have further assumed that each Deposit Agreement, each Depositary Share, each Warrant Agreement, each Warrant, each supplemental indenture to the Indenture or written order of the Company under the Indenture, as the case may be, establishing the form and terms of the Debt Securities of each series, each series of Debt Securities, each Subscription Rights Agreement, each Subscription Right, each Purchase Contract, each Purchase Contract Agreement and each Purchase Unit will be governed by the laws of the State of New York. With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that: (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein. This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the State of Maryland or any state securities or blue sky laws. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Sidley Austin LLP